                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

        Date of Report (date of earliest event reported): April 30, 2003

                              GEOWORKS CORPORATION
             (Exact name of registrant as specified in its charter)

    Delaware                   000-23926                      94-2920371
(State or other        (Commission File Number)      (IRS Employer Identification
jurisdiction of                                                 Number)
 incorporation)

          300 Crescent Court, Suite 1100                       75201
               Dallas, Texas 75201                          (Zip Code)
     (Address of principal executive offices)

Registrant's telephone number, including area code:  (510) 428-3900

Item 1.   Changes in Control of the Registrant.

On May 1, 2003, Geoworks Corporation, a Delaware corporation (the "Registrant"), issued a press release  entitled  "Geoworks  Announces  Investment and Board and
Management  Changes." The text of the press release and Stock Purchase Agreement dated April 30, 2003 between Newcastle  Partners,  L.P., Mark E. Schwarz and the
Registrant are filed herewith as Exhibits 99.1 and 99.2,  respectively,  and are
incorporated  herein  by  reference.   The  press  release  announced  that  the
Registrant had sold  approximately 7.4 million newly issued shares of its common stock  to  Newcastle  Partners,  L.P.  and  Mark E.  Schwarz,  an  affiliate  of
Newcastle,  for  $325,000.  As a  result,  the  purchasers  now  own  25% of the
Registrant's  securities.  In  conjunction  with  the  investment,  two  of  the
Registrant's  three board members  resigned and Mr. Schwarz and Steven J. Pully, both of Newcastle,  were appointed to fill their board seats.  In addition,  the remaining management team of the Registrant agreed to step down. Mr. Schwarz and
John  Murray,  also of  Newcastle,  will  assume the  positions  of CEO and CFO,
respectively.   The  press  release  also  provided  background  information  on
Newcastle,  Mr.  Schwarz,  Mr.  Pully and Mr.  Murray and  contained  cautionary statements  regarding  the  various  risks and  uncertainties  as  described  in the Registrant's filings with the Securities and Exchange Commission.

Items 2-6.  Not Applicable.

Item 7.     Financial Statements and Exhibits.

            c.  Exhibits

              99.1        Press Release dated May 1, 2003.

              99.2        Stock Purchase Agreement dated as of April 30, 2003 by
                          and between Newcastle Partners,  L.P., Mark E. Schwarz
                          and Geoworks Corporation.

Items 8-10.   Not Applicable.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the  Registrant  has duly  caused  this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 2, 2003                          Geoworks Corporation

                                            By: /s/ John Murray
                                                --------------------------------
                                                John Murray
                                                Chief Financial Officer

EXHIBIT INDEX

Exhibit No.             Description

99.1                    Press Release dated May 1, 2003.

99.2                    Stock Purchase  Agreement  dated as of April 30, 2003 by
                        and between  Newcastle  Partners,  L.P., Mark E. Schwarz
                        and Geoworks Corporation.